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                                                                     Exhibit 5
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                                 April 24, 1998


Electronic Data Systems Corporation
5400 Legacy Drive
Plano, Texas  75024-3199

Ladies and Gentlemen:

         I am General Counsel of Electronic Data Systems Corporation, a Delaware corporation ("EDS"), and have acted as counsel to EDS in connection with the filing of its Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statements relates to the offering from time to time of 40,000,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of EDS by and for the account of the General Motors Special Hourly Employees Pension Trust

         In furnishing this opinion, I have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates or other documents as I have deemed necessary or appropriate to render the opinion set forth below. In all of such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies and, as to certificates of public officials, I have assumed the same to have been properly given and to be accurate. I have also relied, as to various matters of fact material to this opinion, on certificates of public officials and officers of EDS.

         On the basis of the foregoing, I am of the opinion that the Shares are duly authorized, legally issued, fully paid and nonassessable shares of Common Stock.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                     Very truly yours,

                                     /S/ D. GILBERT FRIEDLANDER
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                                     D. Gilbert Friedlander
                                     Senior Vice President and
                                     General Counsel